Exhibit 99.1

180 Life Sciences Corp. Interim CEO, Blair Jordan, Issues Letter to Stockholders; Provides Update on Newly Acquired Gaming Technology Platform

PALO ALTO, CA. October 16, 2024 --180 Life Sciences Corp. (NASDAQ: ATNF, “180” or the “Company”), today released the following letter to stockholders from its Interim Chief Executive Officer, Blair Jordan.

Dear Stockholders:

We are excited to announce that 180 is planning to strategically enter into the online gaming industry, utilizing its newly acquired “back-end” gaming platform, which incorporates blockchain technology and full cryptocurrency operability (the “Gaming Technology Platform”). The Company plans to use this technology platform to establish a blockchain-based business aimed at the global iGaming market. Initially focusing on B2C (business-to-consumer) online casinos, the Company also plans to expand into a B2B (business-to-business) model, offering a seamless blockchain-enabled technology platform for gaming operators worldwide. In addition, management has identified certain global iGaming industry characteristics and trends that they believe make potential acquisition opportunities attractive. Management believes that the combination of the Gaming Technology Platform and the strength of a Nasdaq listing make the Company an attractive consolidation vehicle for the iGaming industry, and plan to work to identify potential acquisitions (although no targets exist at present).

A.	The Gaming Technology Platform

The Gaming Technology Platform includes advanced components designed to support online casinos using blockchain technology. These components are as follows:

1.	Blockchain Casino Operations Back-End: A robust infrastructure designed to support casino game programming through secure and scalable server/cloud solutions, database management, and blockchain payment processing.

2.	Blockchain to FIAT Seamless Exchange Technology: A proprietary system allowing players to deposit and withdraw using cryptocurrency, while maintaining FIAT-based wallets and gaming sessions. We believe that this cutting-edge technology offers a significant competitive advantage in the growing blockchain casino market.

3.	Blockchain API Technology: A sophisticated application program interface (API) that facilitates reliable FIAT-to-blockchain and blockchain-to-FIAT payment gateways, supporting credit cards, e-wallets, and multiple cryptocurrencies while enabling blockchain-exclusive online casino operations.

4.	Player Account Management: A secure system for managing player accounts, including registration, login, and player profiles, alongside know-your-client (KYC) and anti-money laundering (AML) compliance features.

5.	Loyalty Systems for Blockchain Users: A customer relationship management system designed to foster player loyalty and enhance the lifetime value of each customer by catering to blockchain users.

6.	Affiliate Tracking System: A tool to monitor traffic, registrations, and referral sources, allowing for scalable growth through affiliate partnerships and the distribution of referral fees and royalties.

At the heart of the acquisition of the Gaming Technology Platform is proprietary source code, as well as specialized implementation know-how, much of which will be transferred from the seller to 180, as detailed below. Management intends to further develop both the proprietary source code, enhancing and expanding the commercial potential of the Gaming Technology Platform, as well as continue to build expertise in the operation of the Gaming Technology Platform. Management believes that the existing Gaming Technology Platform, plus future potential enhancements, provide a strong competitive barrier, and position the Company well as the iGaming industry moves towards both greater cryptocurrency acceptance, and the safety of blockchain enabled platforms.

B.	Industry Background

The global iGaming casino market has rapidly ascended as a major player in the digital entertainment industry, experiencing remarkable growth fueled by technological advancements, increased internet penetration, and evolving consumer preferences. According to a report by Statista, the global online gaming sector is estimated to reach $97 billion in 2024, and is projected to grow to nearly $133 billion by 2029.1 The cryptocurrency-based iGaming sector is growing even faster, albeit from a smaller base value, with SOFTSWISS estimating growth of over 20% between 2022 and 2023 for crypto-based bets, propelled by the increasing adoption of digital currencies like Bitcoin and Ethereum, which offer more secure, faster, and lower-cost transactions.2

Regionally, Europe leads the market, accounting for over 45% of the global iGaming market share in 2022, according to Global Market Insights, thanks to well-established regulatory frameworks in key countries such as the UK, Malta, and Sweden3. In North America, research by Statista shows that the U.S. market has seen exponential growth following a 2018 U.S. Supreme Court case which struck down the federal ban on sports betting, which has led to an expansion in both online casino and sports betting offerings across multiple states. The U.S. iGaming market is projected to reach $39.8 billion by 2029, growing at a compounded annual growth rate (CAGR) of 9.8%, compared to projected revenue of $25 billion in 2024, according to Statista, driven primarily by sports betting and casino games.4 Canada is also emerging as a lucrative market due to favorable regulatory changes, contributing to North America’s strong growth.

Latin America has also become a rapidly expanding market, with countries such as Brazil, Mexico, and Colombia at the forefront. The region’s iGaming market is expected to grow at a CAGR of over 13% from 2022 to 2028, driven by increased mobile internet usage and the gradual liberalization of gambling laws.5 Meanwhile, Asia and Africa, although still relatively nascent in the iGaming sector, are expected to hold significant potential. The Asian market, led by countries such as India and Japan, could see a surge in online gaming revenues due to rising smartphone penetration and regulatory shifts. Statista notes that India alone is expected to reach $2.9 billion in online gambling revenue by 2024, growing at a 6% CAGR to just under $4 billion by 2029.6 Africa, with its expanding mobile infrastructure, is another emerging market, particularly in countries like South Africa and Nigeria.

[1]	https://www.statista.com/outlook/amo/online-gambling/worldwide
[2]	https://www.softswiss.com/news/state-of-crypto-2023-report/
[3]	https://www.gminsights.com/industry-analysis/online-gambling-market
[4]	https://www.statista.com/outlook/amo/online-gambling/united-states
[5]	https://www.scaleo.io/blog/the-forces-fueling-igamings-explosive-growth-in-2025/
[6]	https://www.statista.com/outlook/amo/online-gambling/india

The types of games contributing to this growth are diverse. Online casinos—comprising slots, table games, and live dealer games—dominate the iGaming market, contributing to over 37% of total market revenues in 2024 according to Statista.7 Sports betting is another key growth sector, with mobile sports betting estimated to account for around 70% of the sports betting market in many regions as early as 2020 according to Grand View Research.8 Management believes that this trend will continue, particularly in South America, Africa and parts of Asia as mobile penetration increases. Grand View Research also estimates that the global sports betting market will grow at a CAGR of 10-12% from 2023 to 2030, reaching $180 billion in revenue by 2030.9 Additionally, eSports betting is seeing rapid adoption, appealing particularly to younger demographics. According to Market Research Future, the eSports betting market is expected to grow from $9.9 billion in 2022 to over $30 billion by 2032.10 Management believes that much of this growth will come from the growing popularity of eSports, plus the continued proliferation of mobile devices, especially in Latin America, Asia and Africa.

Management believes that the future of the iGaming market is filled with opportunities. Cryptocurrency adoption in online casinos offers not only reduced transaction costs but also faster processing times and increased privacy, which we believe are highly appealing to modern gamers. The use of blockchain technology is also expected to bring about greater transparency and trust, with provably fair gaming systems becoming increasingly popular. Virtual reality (VR) and augmented reality (AR) are also expected to revolutionize the user experience, making online gambling more immersive. We also expect that the mobile gaming sector will continue to grow as mobile devices become more powerful and widely accessible, especially in emerging markets.

Management has conducted preliminary research, and identified a number of elements which require ongoing monitoring as the Company works to commercialize its first online casino. First, Regulatory uncertainty remains one of the biggest challenges, as governments in different regions continue to establish or modify laws governing online gambling. Second, cybersecurity threats are also a growing concern, given the increasing sophistication of cyberattacks targeting online casinos and payment systems, which by the very nature of the underlying business, offer prime opportunity for security and personal information breaches. Third, there is heightened scrutiny around social responsibility, with a focus on gambling addiction and the need for responsible gaming measures, which could lead to tighter regulations in various jurisdictions. Management believes the Company’s Gaming Technology Platform, which management believes will allow for significant customer interaction, will help the Company address this risk. Competition in the market is fierce, with operators constantly investing in new technologies and marketing to attract and retain customers, further increasing operational costs, all of which will require the Company to continue to invest heavily in both the Gaming Technology Platform and other growth opportunities.

[7]	https://www.statista.com/outlook/amo/online-gambling/online-casinos/worldwide
[8]	https://www.grandviewresearch.com/industry-analysis/sports-betting-market-report
[9]	https://www.grandviewresearch.com/industry-analysis/sports-betting-market-report
[10]	https://www.marketresearchfuture.com/reports/esports-betting-market-20676

C.	B2C Focus: Blockchain-Enabled Online Casinos

180’s immediate focus is on launching B2C online casino operations in high-growth international markets. The Company’s innovative blockchain technology enhances transparency and operational efficiency, providing players with a secure and trustworthy gaming experience, which management believes will be a key differentiator. Key features of this platform include:

•	Enhanced Transparency: Blockchain technology ensures secure, immutable transaction records, boosting player trust and confidence in the platform.

•	Seamless Cryptocurrency Integration: Players can deposit and withdraw funds using cryptocurrency while maintaining FIAT (traditional currency) wallets and gaming sessions, catering to the growing demand for crypto-friendly platforms.

•	Superior User Experience: 180’s customer relationship management (CRM) system is designed to enhance player loyalty and increase the lifetime value of customers through personalized engagement and targeted promotions.

Management is focused on three steps to operationalize the launch of the Company’s first online casino. First, the Company is working to source a “front-end” customer interface, which is required for operation and commercialization of the Gaming Technology Platform, with plans to evaluate multiple, competitive potential suppliers of customer facing products and to acquire or create a “front-end”, funding permitting. Second, management is evaluating certain well known and high governance gaming jurisdictions to pursue initial licensing – no final determination has yet been made as to which jurisdiction(s) to pursue. Finally, management is beginning to evaluate a variety of games, which in the iGaming industry are generally sourced from third-party suppliers, to populate the planned front-end customer interface. See below for further details on management’s projected commercialization timeline.

Currency-Agnostic Play and Gaming Variety

Management believes that a standout feature of the Gaming Technology Platform is its ability to offer currency-agnostic play, enabling customers to easily switch between traditional FIAT currencies and cryptocurrencies during gaming sessions. Management believes this flexibility makes the customer interaction experience better, and therefore makes the Company’s ultimate gaming content accessible to a wider audience and supports a more seamless gaming experience for both traditional and crypto-savvy players. In addition, the Gaming Technology Platform is designed to support a wide variety of games, ranging from traditional offerings such as live casino games, including poker and blackjack, to newer rapid-play games such as crash games, as well as potentially in the future, live sports betting, all of which we believe appeal to the evolving preferences of today’s global players. We are confident that this blend of game styles will provide a comprehensive gaming experience, catering to the fast-changing tastes of both casual and high-frequency players across different markets.

High-Growth iGaming Jurisdictions

180 expects to launch its planned B2C casino operations in established and high-growth markets where iGaming is gaining traction. Although the Company has not yet determined its first launch jurisdiction, it is currently analyzing the following five, high potential jurisdictions to select one or more launch jurisdictions:

1.	Germany: We believe that the recent regulation of online casinos in Germany has opened up significant opportunities in one of Europe’s largest gaming markets.

2.	Brazil: As one of Latin America’s largest and fastest-growing economies, Brazil is a promising market for iGaming, driven by increasing internet access and evolving regulations.

3.	India: India’s rapidly expanding online user base and growing interest in online casinos make it a high-potential iGaming market.

4.	Canada: With provinces such as Ontario regulating iGaming, Canada offers an expanding market for operators to enter the online casino space.

5.	Colombia: As one of the first Latin American countries to regulate online gambling, Colombia is a key emerging market with what we believe is a strong potential for growth in the iGaming sector.

Commercialization Strategy and Timeline

The commercialization strategy for launching the Company’s initial online casino is planned to follow a structured approach to work to ensure a smooth, compliant, and profitable rollout. The first step involves the completion of the technology transfer, where all purchased assets, including software and intellectual property representing the Gaming Technology Platform, are securely transferred to the Company’s storage infrastructure. Management currently anticipates that this will be a primary cloud-based server, with a physical server backup. This period is expected to include setting up the necessary server configurations, network security, and data integration which we expect to occur during the next 30 days. During this phase, management of the Company will be fully immersed in the technical aspects of the transfer process to ensure a seamless transition.

Concurrently with the technology transfer phase, management will be working to develop and enhance a comprehensive business strategy to guide 180’s new focus on the iGaming sector. This strategy is planned to include selecting suitable web domains for one or more online casinos; creating relevant websites through the use of experienced casino “front-end” development teams; defining target customer markets and groups, including evaluation and selection of target customer demographics; and evaluation of content offerings, considering target markets and customer segments. Regulatory and compliance reviews are also an essential part of the comprehensive business strategy, as the iGaming business is highly regulated, with a trend to increasing regulatory scrutiny. This will be particularly important as the Company prepares its initial license application (see below) in one or more jurisdictions. Finally, plans to lay the foundation for customer service solutions, which management believes are a critical component of the customer experience with iGaming.

Following the technology transfer phase, and running concurrently with the business strategy development phase, management intends to complete a full technology development review, ensuring that the Gaming Technology Platform fully aligns with business goals and meets the latest industry standards in terms of cybersecurity, information protection and reliability. Any potential gaps, such as development needs or cybersecurity updates, will be identified and addressed within this phase. Following the technology review, front-end development will then begin, which will focus on creating a user-friendly and functional gaming site. This phase may involve evaluating possible third-party solutions or self-developed solutions, giving careful consideration to costs and timing. While evaluating front-end solutions, management also intends to simultaneously evaluate potential gaming solutions. In the iGaming sector, games are generally sourced from third-party suppliers on a revenue share basis. Management will evaluate games based on selected target markets and client groups, as well as carefully considering cost and reliability of any potential game offerings.

Evaluation of licensing regimes will also be a critical component of the overall launch strategy, and management plans to focus on securing a reputable and cost-efficient license will allow the casino to legally operate. Related to licensing, management will also focus on ensuring full compliance with all necessary Anti-Money Laundering (AML) and Know Your Customer (KYC) regulation and requirements, both from an industry perspective but also those unique to the chosen licensing jurisdictions.

The marketing plan development will be another significant milestone, focusing on identifying and attracting customers through affiliate marketing, direct marketing, and other channels. Critical metrics like Customer Lifetime Value (CLV) and Customer Acquisition Costs (CAC) are expected to be evaluated to ensure profitability for each potential market and customer group. The business strategy will also seek to explore how to build a loyal customer base and position the casino against competitor by using the Company’s Technology Gaming Platform, which has a built in customer loyalty functionality.

As the business begins to scale, assembling a growth team of senior management across marketing, technology, compliance, and other areas will be vital. This team will manage the casino’s expansion and oversee the daily operations. During this phase, establishing internal business processes for AML, KYC, accounting, taxation, and responsible gambling tracking will be key to ensuring long-term success and regulatory compliance. Business continuity, disaster recovery, and cybersecurity protocols are also expected to be implemented during this period.

Before launching, integration and testing will seek to ensure that all components of the casino—front-end, back-end, games, and marketing—work seamlessly together. This testing phase will be necessary to ensure everything is aligned for the official go-live, where the website will launch to the public. During the live testing period following the launch, the team will monitor performance, customer engagement, and feedback, making necessary adjustments to optimize the platform and ensure customer satisfaction.

Management believes that this structured approach, covering technology, business strategy, licensing, game selection, marketing, and internal processes, will provide a robust roadmap to operationalize the Technology Gaming Platform. Management is targeting having the first online casino fully operational and optimized for growth by the end of Q1 2025, although there can be no guarantee that all elements of the commercialization strategy will be completed on this timeline – lack of funding, slower than anticipated evaluation and contracting, and difficulty sourcing one or more key components could all contribute to delays.

Legal and Regulatory

As management evaluates the Company’s its first jurisdiction for licensing, it will evaluate multiple options to seek to find the best combination of cost-effectiveness, market acceptability, and high reputation with transparency. The Company currently plans to assess jurisdictions like Curacao, known for its affordable licensing fees and relatively quick approval process, making it attractive for a swift market entry. However, more reputable and highly regulated jurisdictions such as Malta and the Isle of Man will also be considered, as they often offer greater transparency, strong consumer trust, and better access to European markets, though at a higher cost and stricter compliance requirements. Gibraltar could also be an option due to its favorable tax regime and robust regulatory framework.

Management plans to evaluate each jurisdiction based on licensing costs, annual fees, tax rates, regulatory ease, and the ability to serve key target markets. Transparency and oversight will be critical, as the Company seeks to build credibility in the highly competitive iGaming sector. Ultimately, the jurisdiction chosen will not only be picked to offer the best balance of cost and reputation, but to also align most closely with the Company’s target launch markets, ensuring that the license supports our efforts for a successful and compliant entry into those regions.

Projected Costs

Management believes that the estimated costs to commercialize an online iGaming casino can vary significantly, depending on the jurisdiction and the scale of the operation, but some key expenses are universal (and somewhat fixed), while others are variable and depend on decisions made by management around business strategy. Costs that management expects to incur, given that the Company has already acquired the Gaming Technology Platform, are expected to include the following: first, sourcing a front-end player interface involves either purchasing or developing a customized platform. Off-the-shelf solutions from iGaming software developers typically start at around $100,000, but can increase dramatically for bespoke or highly tailored platforms. Second, partnerships with game providers require initial setup fees, licensing, and revenue-sharing agreements. These costs may range from $10,000 to over $100,000 per game, depending on the scope of the partnership and the range of games offered. Third, management believes the ensuring a smooth user experience, quality design, and strong cybersecurity are essential, which can also add to the initial outlay, with estimated costs of around $500,000.

Based on research undertaken by management to date, an online casino requires a robust marketing budget, often requiring at least $1-2 million in the first year to build brand recognition through digital advertising, influencer partnerships, affiliate programs, and promotions. Establishing legal and regulatory compliance frameworks adds another layer of cost. In regulated markets, obtaining licenses from gaming authorities can range from $50,000 to over $200,000 per jurisdiction, depending on the region, with ongoing costs for renewal. Legal and regulatory consultants, particularly in complex markets, will require ongoing fees, which could be $20,000 to $100,000 annually. Hiring experienced senior staff like a Chief Compliance Officer, legal experts, and marketing heads will further add to the budget. Salaries for top-tier executives can range from $250,000 to $300,000 annually, making human resources one of the largest ongoing expenses. Regulatory assistance to navigate licensing audits and compliance can add up to another $100,000 annually. Together, these elements make the initial commercialization of an online iGaming casino a significant but potentially lucrative investment.

In total, management believes that the initial cost to fully commercialize the Gaming Technology Platform, with a license in one key jurisdiction, ten games and an adequate marketing and administrative budget, ranges from $3 million to more than $5 million. We currently have limited cash on hand and expect that we will need to raise this funding through debt or equity funding in the future, which funding may not be available on favorable terms, when required, or at all.

D.	B2B Focus: Blockchain-Enabled Technology Platform

Management is also evaluating the potential future ability to expand into the global online gaming B2B (business-to-business) market by creating and launching a blockchain-enabled platform aimed at providing gaming operators with a cutting-edge, transparent, and secure solution for running their operations. This move would be a potential strategic extension of 180’s newly acquired Gaming Technology Platform, leveraging the benefits of 180’s newly acquired blockchain technology to offer innovative tools that enhance operational efficiency, player trust, and business growth for operators worldwide.

Blockchain Technology: Enhancing Trust and Security

At the core of 180’s potential B2B offering is its advanced blockchain technology, which provides significant advantages for gaming operators. Blockchain’s decentralized and immutable nature ensures transparent and secure transaction records, allowing operators to build stronger trust with their players. Every gaming transaction, from deposits and withdrawals to bets and payouts, is recorded on the blockchain, creating an auditable trail that enhances accountability and reduces the risks of fraud or manipulation. Management believes that players are currently demanding increased accountability from gaming operators and have an enhanced focus on potential fraud in the online gaming market globally.

This increased transparency also simplifies regulatory compliance, as operators can provide clear, verifiable records to regulators in real-time. By offering a platform that integrates blockchain-enabled gaming infrastructure, 180 will help allow operators to position themselves as trustworthy and compliant, which is essential in the highly regulated gaming industry. The regulation of online gaming, cryptocurrencies and online transactions generally is converging across jurisdictions, and management believes that 180’s emerging technology has a strong potential to address these key challenges for operators.

Seamless Cryptocurrency and FIAT Currency Support

One of the key features of 180’s Gaming Technology Platform is its currency-agnostic framework, which supports both cryptocurrency and traditional FIAT currencies. This flexibility provides operators with the ability to cater to a diverse global audience. As cryptocurrencies like Bitcoin and Ethereum continue to gain popularity, especially among younger and tech-savvy players, 180’s platform enables operators to attract this growing demographic by offering seamless crypto-based transactions. According to industry participants, cryptocurrency based wagering accounted for 27.5% of bets placed in the iGaming industry in 2023, with substantial differences in adoption between various markets.11

At the same time, 180’s Gaming Technology Platform also supports FIAT currency transactions to cater to traditional players who prefer to use government-issued currencies. This dual currency model is expected to enable operators to broaden their player base while offering an enhanced, user-friendly experience that adapts to the evolving preferences of players globally. We believe that the ability to use both crypto and FIAT wallets within a single platform would give operators a competitive edge in offering flexible financial options to their users.

Consumer Relationship Management

The Company’s Gaming Technology Platform also includes sophisticated tools such as a built-in customer relationship management (CRM) system, which would enable operators to optimize player engagement and retention. By providing data-driven insights and personalized interactions, operators are expected to be able to increase the lifetime value of their players, fostering long-term growth and loyalty.

While management is focused on developing the B2C business as an initial priority, the potential ability to use the Company’s Gaming Technology Platform to expand to B2B sources of revenue in the future is of strong interest, and we believe has the potential to provide a valuable source of differentiated revenue for 180 down the road.

E.	Go-Forward Consolidation Strategy

Finally, management believes that 180 is uniquely positioned to act as a consolidator in the gaming industry, capitalizing on its Nasdaq listing, highly experienced management team and board, and robust Gaming Technology Platform. As a publicly-traded company, 180’s Nasdaq listing provides it with access to capital markets and a well recognized stock currency, which we anticipate will allow us to efficiently fund potential future acquisitions. We hope that this liquidity advantage will allow 180 to acquire private gaming companies (both B2C and B2B) at attractive valuations, especially in a market where private firms may lack similar access to capital. Management believes that the global iGaming industry is entering a period of rapid consolidation, and that potentially attractive acquisition opportunities in key jurisdictions could become available in the future. At present, management has identified several potential targets, but is still conducting preliminary diligence and has no immediate acquisition plans.

[11]	https://coinspaidmedia.com/news/crypto-accounts-275-igaming-bets-2023/

We think that management’s experience across multiple industries, combined with a strategic vision for iGaming, enhances 180’s ability to identify and integrate undervalued gaming companies. We plan to work to ensure that future acquisitions are not only executed effectively but also yield synergistic benefits that contribute to accretive growth. By incorporating these companies into its advanced Gaming Technology Platform, either as technology components or users of the technology, we hope to be able to optimize operational efficiencies, expand our geographic and market reach, and enhance our technological offerings, with our goal of positioning the Company as a leader in the evolving iGaming sector.

As you can see from the above, we are excited about the opportunity that the iGaming industry presents and our ability to monetize our newly acquired Gaming Technology Platform to build stockholder value.

We look forward to working hard for our collective benefit and communicating with you regularly moving forward. Thank you again for your invaluable support.

Sincerely,

/s/ Blair Jordan

Interim CEO, 180 Life Sciences Corp.

About 180 Life Sciences Corp. is a publicly-traded company that focuses on developing new technologies across multiple sectors. With its recent acquisition of the Gaming Technology Platform, the Company believes it is well positioned for growth in the rapidly growing iGaming sector. The Company also continues to evaluate monetization strategies for its legacy biotechnology assets.

Forward-Looking Statements:

This press release includes “forward-looking statements”, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions provided under federal securities laws, including under The Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the ability of the Company to maintain the continued listing of the Company’s securities on The Nasdaq Stock Market, including that the Company is not currently in compliance with Nasdaq’s continued listing standards due to its current failure to maintain a three person audit committee and/or a majority of independent directors; the Company’s ability to raise funding to support its operations and commercialize its newly acquired Gaming Technology Platform; the Company’s ability to commercialize its Gaming Technology Platform; the lack of experience of current management with operating a gaming company; the ability of the Company to build out or acquire a front end for the Gaming Technology Platform, and the costs and timing associated therewith; the ability of the Company to generate revenue from the Gaming Technology Platform, including timing and cost thereof; our need for significant additional funding, the ability of the Company to raise funding, the terms of such funding, and dilution caused thereby; competition in the iGaming industry; risks relating to fraud, theft or cheating; our ability to obtain and maintain licenses, and the terms thereof; our required reliance on third party cloud service providers and providers of third-party communications infrastructure, hardware and software; the review and evaluation of strategic transactions and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof; our ability to commercialize our drug candidates, if proven successful for treatment in trials; risks regarding whether the administrative processes required for the issuance of patents will be completed in a timely manner or at all; risks regarding the outcome of pharmaceutical studies, the timing and costs thereof, and the ability to obtain sufficient participants; the timing of, outcome of, and results of, clinical trials statements regarding the timing of marketing authorization application (MAA) submissions to the UK Medicines and Healthcare products Regulatory Agency (MHRA) and New Drug Application submissions (NDA) to the U.S. Food and Drug Administration (FDA), our ability to obtain approval and acceptance thereof, the willingness of MHRA to review such MAA and the FDA to review such NDA, and our ability to address outstanding comments and questions from the MHRA and FDA; statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the uncertainties associated with the clinical development and regulatory approval of 180 Life Sciences’ drug candidates, including potential delays in the enrollment and completion of clinical trials, the costs thereof, closures of such trials prior to enrolling sufficient participants in connection therewith, issues raised by the FDA, the MHRA and the European Medicines Agency (EMA); the ability of the Company to persuade regulators that chosen endpoints do not require further validation; timing and costs to complete required studies and trials, and timing to obtain governmental approvals; 180 Life Sciences’ reliance on third parties to conduct its clinical trials, enroll patients, and manufacture its preclinical and clinical drug supplies; the ability to come to mutually agreeable terms with such third parties and partners, and the terms of such agreements; estimates of patient populations for 180 Life Sciences planned products; 180 Life Sciences’ ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States; current negative operating cash flows and a need for additional funding to finance our operating plans; the terms of any further financing, which may be highly dilutive and may include onerous terms, increases in interest rates which may make borrowing more expensive and increased inflation which may negatively affect costs, expenses and returns; statements relating to expectations regarding future agreements relating to the supply of materials and license and commercialization of products; the availability and cost of materials required for trials; challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; uncertainty of commercial success; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; our ability to attract and retain key personnel; changing market and economic conditions; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including global health care reforms; expectations with respect to future performance, growth and anticipated acquisitions; expectations regarding the capitalization, resources and ownership structure of the Company; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for the Company’s potential drug products; the outcome of current litigation involving the Company; potential future litigation involving the Company or the validity or enforceability of the intellectual property of the Company or lawsuits alleging that we have violated the intellectual property of others; global economic conditions; geopolitical events and regulatory changes; the expectations, development plans and anticipated timelines for the Company’s drug candidates, pipeline and programs, including collaborations with third parties; and the effect of changing interest rates and inflation, economic downturns and recessions, declines in economic activity or global conflicts. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, and including the Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and future SEC filings. These reports and filings are available at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors”, “SEC Filings”, “All SEC Filings” page of our website at www.180lifesciences.com. All subsequent written and oral forward-looking statements concerning the Company, the results of the Company’s clinical trial results and studies or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise provided by law.

Investor Contact:

Blair Jordan
Interim Chief Executive Officer
Email address: bjordan@180lifesciences.com